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                                                                   Exhibit 10.17


                          AGREEMENT ON EMPLOYEE MATTERS

         This Agreement on Employee Matters ("Agreement") dated as of ____ __, 1999, is made and entered into by and between GENCORP INC., an Ohio corporation ("GenCorp"), and OMNOVA SOLUTIONS INC., an Ohio corporation ("Omnova") which, as of the date hereof, is a wholly owned subsidiary of GenCorp.

                                   WITNESSETH:

         WHEREAS, the Board of Directors of GenCorp has determined that it is advisable to distribute substantially all of the stock of Omnova to its shareholders in a transaction intended to qualify under Section 355 of the Internal Revenue Code (variously, the "Distribution" or the "Spin-Off");

         WHEREAS, GenCorp and Omnova are entering into a Distribution Agreement which, among other things, together with the Schedules thereto, sets forth the principal corporate transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters following the Distribution; and

         WHEREAS, in connection with the distribution, GenCorp and Omnova desire to provide for the allocation of certain assets and liabilities and for certain other matters all relating to employment, employee benefit plans and compensation arrangements.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS

         1.1 Terms used but not defined herein shall have the meanings set forth in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             (a) DISTRIBUTION DATE. The date on which the shares of Omnova are distributed to the shareholders of GenCorp.

             (b) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

             (c) GENCORP CONTROLLED GROUP. Collectively, GenCorp and any GenCorp Group member whose employees are required by Section 414 of the Code to be treated as if they were employed by a single employer.

             (d) GENCORP MEDICAL PLAN. The GenCorp Medical and Dental and Plans.

             (e) GENCORP HOURLY PENSION PLAN. The Non-Contributory Pension Plan of GenCorp Inc., as in effect on the day before the Distribution Date.

             (f) GENCORP PENSION PLAN TRUSTEE. The trustee or trustees appointed pursuant to the GenCorp Salaried Pension Plan.

             (g) GENCORP SALARIED PENSION PLAN. The Pension Plan for Salaried Employees of GenCorp Inc., as in effect on the day before the Distribution Date.

             (h) GENCORP STOCK FUND. The GenCorp Stock Fund under the Joint Savings Plan.


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             (i) JOINT SAVINGS PLAN. The GenCorp Retirement Savings Plan and the
GenCorp Profit Sharing Retirement and Savings Plan, as amended to be a multiple-employer plan or plans jointly sponsored by GenCorp and Omnova.

             (j) OMNOVA CONTROLLED GROUP. Collectively, Omnova and any Omnova Group member whose employees are required by Section 414 of the Code to be treated as if they were employed by a single employer.

             (k) OMNOVA EMPLOYEES. Any person who at the Closing Time is employed primarily in the Omnova Business, including any such employee on an approved leave of absence (including disability) as of the Closing Time. Omnova Employees shall include Omnova Salaried Employees and Omnova Hourly Employees.

             (l) OMNOVA HOURLY EMPLOYEES. Omnova Employees other than Omnova Salaried Employees.

             (m) OMNOVA HOURLY PENSION PLAN. The Non-Contributory Pension Plan of Omnova Solutions Inc.

             (n) OMNOVA MEDICAL PLAN. The medical and dental benefit plans adopted by Omnova for the benefit of its employees after the Distribution Date and the separate medical and dental benefit programs maintained by Omnova pursuant to collective bargaining agreements.

             (o) OMNOVA PENSION PLAN TRUSTEE. The trustee or trustees appointed pursuant to the trust agreement under the Omnova Pension Plan.

             (p) OMNOVA SALARIED EMPLOYEES. Omnova Employees who are compensated on a salaried basis.

             (q) OMNOVA SALARIED PENSION PLAN. The Pension Plan for Salaried Employees of Omnova Solutions Inc.


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             (r) OMNOVA STOCK FUND. The Omnova Stock Fund under the Joint
Savings Plan.

             (s) UNFUNDED DEFERRED COMPENSATION. Unfunded obligations of GenCorp as of the Distribution Date to pay deferred compensation and retirement income under its Benefits Restoration Plan, Deferred Bonus Plan, Non-Employee Directors Retirement and Deferred Compensation Plans, 1996 Supplemental Retirement Plan for Management Employees, individual employment agreements, and other miscellaneous plans related to discontinued operations, including such additional amounts as may be attributable to earnings growth after the Distribution Date in accordance with the terms of the specific plan or agreement.

             (t) UNION EMPLOYEES. Any Omnova Employee who is included in a collective bargaining unit.

                                   ARTICLE II

                          EMPLOYMENT AND BENEFIT PLANS

         2.1 EMPLOYMENT OF OMNOVA EMPLOYEES AND UNION EMPLOYEES.

             (a) Omnova shall employ or continue to employ, effective as of the Distribution Date, all Omnova employees. Subject to the terms and conditions of, and except as otherwise provided in, this Agreement, effective as of the Distribution Date, Omnova shall provide the Omnova employees with terms and conditions of employment, including, without limitation, employee benefits and other perquisites, that are substantially similar to those provided to the Omnova Employees immediately prior to the Distribution Date. However, nothing contained in this Agreement shall impair Omnova's ability to make such changes in such terms and conditions of employment following the Distribution as Omnova may deem to be necessary or appropriate for the operation of Omnova.


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             (b) Subject to entering into mutually acceptable novation
agreements with the applicable Unions, Omnova shall assume all collective bargaining agreements in place at locations which it owns or operates which are in effect as of the Distribution Date, and following the Distribution it will continue to employ all Union Employees pursuant to the terms and conditions of such collective bargaining agreements.

         2.2 JOINT SAVINGS PLAN. (a) Effective on or prior to the Distribution Date, the GenCorp Retirement Savings Plan and the GenCorp Profit Sharing Retirement and Savings Plan will become a multiple employer plan or plans ("Joint Savings Plan") in which both GenCorp and Omnova will be unrelated participating employers. The Joint Savings Plan will be administered pursuant to the separate Services and Support Agreement between GenCorp and Omnova.

             (b) On and after the Distribution Date, employer matching contributions on behalf of GenCorp employees will be made solely by GenCorp and solely to the GenCorp Stock Fund and employer matching contributions on behalf of Omnova Employees will be made solely by Omnova and solely to the Omnova Stock Fund. Not later than the later of October 31, 2001 or two years after the Distribution Date, the accounts of Omnova Employees and former Omnova Employees will be transferred to a new separate savings plan to be established by Omnova. Thereafter, neither Omnova nor its employees will participate in the GenCorp Retirement Savings Plan.

             (c) Following the Distribution, Omnova common stock held in the accounts of GenCorp employees that is attributable to contributions made before the Distribution may be retained in the Omnova Stock Fund, transferred to the GenCorp Stock Fund or transferred to any other investment funds in the Joint Savings Plan at the participant's election in accordance with the terms of the Joint Savings Plan. Except as provided in the preceding sentence, contributions


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made to or held under the Joint Savings Plan on behalf of GenCorp employees may not be invested in the Omnova Stock Fund. Omnova common stock held in the accounts of GenCorp Employees that is attributable to employer matching contributions that have been in the plan for at least two full plan years may be withdrawn, in cash or in kind. Any dividends on Omnova common stock in accounts of GenCorp employees will be reinvested in the Omnova Stock Fund.

             (d) Following the Distribution, GenCorp common stock held in the accounts of Omnova employees that is attributable to contributions made before the Distribution may be retained in the GenCorp Stock Fund, transferred to the Omnova Stock Fund or transferred to any other investment fund in the Joint Savings Plan at the Participant's election in accordance with the terms of the Joint Savings Plan. Except as provided in the preceding sentence, contributions made to or held under the Joint Savings Plan on behalf of Omnova employees may not be invested in the GenCorp Stock Fund. GenCorp common stock held in the accounts of Omnova Employees that is attributable to employer matching contributions that have been in the plan at least two full plan years may be withdrawn, in cash or in kind. Any dividends after the Distribution Date on GenCorp common stock in accounts of Omnova employees will be reinvested in the GenCorp Stock Fund.

         2.3 OMNOVA SALARIED PENSION PLAN. (a) Omnova shall implement, as of the Closing Time, the Omnova Salaried Pension Plan, a qualified defined benefit plan substantially similar to the GenCorp Salaried Pension Plan for the benefit of Omnova Salaried Employees. Omnova Salaried Employees who participate in the GenCorp Salaried Pension Plan immediately before the Closing Time shall be eligible for immediate participation in the Omnova Salaried Pension Plan as of the Closing Time. Omnova Salaried Employees shall be credited under the Omnova Salaried Pension Plan, for eligibility and vesting purposes, with the service credited to them


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under the GenCorp Salaried Pension Plan. An Omnova Salaried Employee shall be credited under the Omnova Salaried Pension Plan, for benefit accrual purposes, with the service credited to him or her under the GenCorp Salaried Pension Plan only if a transfer described in subsection (b) of this Section is made with respect to such Omnova Salaried Employee. On and after the Distribution Date, the GenCorp Salaried Pension Plan shall retain all liabilities and obligations for benefits attributable to employees of Omnova who terminated employment with Omnova prior to the Distribution Date.

             (b) As soon as practicable after the Distribution Date, GenCorp shall cause the GenCorp Pension Plan Trustee to segregate within the GenCorp Pension Plan Trust the Segregated Salaried Pension Assets (as defined in the following sentence) determined to be allocable with respect to accrued benefits of Omnova Salaried Employees as of the Closing Time. For purposes of the preceding sentence, the Segregated Salaried Pension Assets allocable as of the Closing Time with respect to accrued benefits of Omnova Salaried Employees shall mean assets with a value equal to the present value as of the Closing Time of the benefits of the Omnova Salaried Employees under the GenCorp Salaried Pension Plan, determined by the plan's actuary using interest assumptions prescribed by the PBGC for valuing annuities in plan termination situations, and allocated in proportion to the allocation of liabilities in accordance with ERISA section 4044.

             (c) As soon as practicable after the Distribution Date, GenCorp and Omnova shall make or cause to be made all required filings and submissions to appropriate governmental and regulatory authorities and all necessary or appropriate amendments to the GenCorp Salaried Pension Plan and the Omnova Salaried Pension Plan, and shall take all other steps necessary and appropriate, to permit the transfer of the Segregated Salaried Pension Assets from the GenCorp


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Pension Plan Trustee to the Omnova Pension Plan Trustee. As soon as practicable after the filings, submissions, amendments and other steps described in this subsection are completed, and after the expiration of any waiting periods imposed under applicable law, GenCorp shall direct the GenCorp Pension Plan Trustee to transfer to the Omnova Pension Plan Trustee, and Omnova shall direct the Omnova Pension Plan Trustee to accept assets of the GenCorp Salaried Pension Plan equal to the Segregated Salaried Pension Assets, as adjusted for contributions, benefit payments, expenses and investment experience through the date of such transfer. Such transfer shall be in cash, securities or other property or a combination thereof, as mutually determined by GenCorp and Omnova and acceptable to both the GenCorp Pension Plan Trustee and the Omnova Pension Plan Trustee. After such transfer, each Omnova Salaried Employee for whom such transfer was made shall be credited with benefits under the Omnova Salaried Pension Plan attributable to service prior to the Closing Time at least equal to his or her accrued benefit under the GenCorp Salaried Pension Plan, and the GenCorp Salaried Pension Plan shall have no further obligations with respect to such accrued benefit. GenCorp and Omnova shall prepare a list, certified by a duly authorized officer of each, of all Omnova Salaried Employees with respect to which a transfer pursuant to this subsection has been made.

             (d) GenCorp shall have no obligation to direct the transfer described in subsection (c) of this Section unless and until GenCorp receives either a favorable determination letter issued by the IRS as to the qualified status of the Omnova Salaried Pension Plan under Section 401(a) of the code or an opinion of counsel to Omnova that the Omnova Salaried Pension Plan meets the requirements of Section 401(a) of the Code as to form. The Omnova Pension Plan Trustee shall have no obligation to accept any transfer from the GenCorp Salaried Pension Plan unless and until Omnova and the Omnova Pension Plan Trustee receives either a


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favorable determination letter issued by the IRS as to the qualified status of the GenCorp Salaried Pension Plan under Section 401(a) of the Code or an opinion of counsel to GenCorp that the GenCorp Salaried Pension Plan meets the requirements of Section 401(a) of the Code as to form. GenCorp and Omnova will cooperate as necessary to facilitate obtaining such favorable determination letters.

             (e) The Omnova Salaried Pension Plan shall be a continuation of the GenCorp Salaried Pension Plan as to the Omnova Employees for whom the transfer described in subsection (c) of this Section was made and the transfer of assets and liabilities from the GenCorp Salaried Pension Plan to the Omnova Pension Plan Trustee pursuant to this Agreement shall not be deemed a termination or partial termination of the GenCorp Salaried Pension Plan.

             (f) In the event a former employee of GenCorp who participated in the GenCorp Salaried Pension Plan prior to the Distribution Date becomes an Omnova Employee eligible to participate in the Omnova Salaried Pension Plan after the Distribution Date, GenCorp and Omnova may agree that the liabilities of such individual and the assets attributable to such liabilities, in an amount which (based on the certification of the actuary for the Plans) meets the requirements of Section 414(1) of the Code and the regulations thereunder, will be transferred by the GenCorp Pension Plan Trustee from the GenCorp Salaried Pension Plan to the Omnova Salaried Pension Plan and the Omnova Pension Plan Trustee in the manner described in, and in compliance with, Section 414(1) of the Code and the regulations thereunder.

             (g) The GenCorp Salaried Pension Plan shall provide that an individual who is an employee of Omnova on the Distribution Date shall not be eligible to commence receiving benefits from the GenCorp Salaried Pension Plan until he terminates employment with Omnova after the Distribution Date. Until the completion of the transfer of assets and liabilities from the


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GenCorp Salaried Pension Plan to the Omnova Salaried Pension Plan and the Omnova
Pension Plan Trustee described in subsection (c) of this Section, benefits under the Omnova Salaried Pension Plan payable to a Omnova Salaried Employee thereunder shall be computed on the basis of his or her total service with GenCorp and Omnova, but shall be reduced by any benefits accrued by such Omnova Salaried Employee under the GenCorp Salaried Pension Plan.


         2.4 OMNOVA HOURLY PENSION PLAN. (a) Omnova shall implement, as of the Closing Time, the Omnova Hourly Pension Plan, a qualified defined benefit plan substantially similar to the GenCorp Hourly Pension Plan for the benefit of Omnova Hourly Employees. Omnova Hourly Employees who participate in the GenCorp Hourly Pension Plan immediately before the Closing Time shall be eligible for immediate participation in the Omnova Hourly Pension Plan as of the Closing Time. Omnova Hourly Employees shall be credited under the Omnova Hourly Pension Plan, for eligibility and vesting purposes, with the service credited to them under the GenCorp Hourly Pension Plan. An Omnova Hourly Employee shall be credited under the Omnova Hourly Pension Plan, for benefit accrual purposes, with the service credited to him or her under the GenCorp Hourly Pension Plan only if a transfer described in subsection (b) of this Section is made with respect to such Omnova Hourly Employee. On and after the Distribution Date, the GenCorp Hourly Pension Plan shall retain all liabilities and obligations for benefits attributable to employees of Omnova who terminated employment with Omnova prior to the Distribution Date.

             (b) As soon as practicable after the Distribution Date, GenCorp shall cause the GenCorp Pension Plan Trustee to segregate within the GenCorp Pension Plan Trust the Segregated Hourly Pension Assets (as defined in the following sentence) determined to be allocable with respect to accrued benefits of Omnova Hourly Employees as of the Closing Time.


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For purposes of the preceding sentence, the Segregated Hourly Pension Assets allocable as of the Closing Time with respect to accrued benefits of Omnova Hourly Employees shall mean assets with a value equal to the present value as of the Closing Time of the benefits of the Omnova Hourly Employees under the GenCorp Hourly Pension Plan, determined by the plan's actuary using interest assumptions prescribed by the PBGC for valuing annuities in plan termination situations, and allocated in proportion to the allocation of liabilities in accordance with ERISA section 4044.

             (c) As soon as practicable after the Distribution Date, GenCorp and Omnova shall make or cause to be made all required filings and submissions to appropriate governmental and regulatory authorities and all necessary or appropriate amendments to the GenCorp Hourly Pension Plan and the Omnova Hourly Pension Plan, and shall take all other steps necessary and appropriate, to permit the transfer of the Segregated Hourly Pension Assets from the GenCorp Pension Plan Trustee to the Omnova Pension Plan Trustee. As soon as practicable after the filings, submissions, amendments and other steps described in this subsection are completed, and after the expiration of any waiting periods imposed under applicable law, GenCorp shall direct the GenCorp Pension Plan Trustee to transfer to the Omnova Pension Plan Trustee, and Omnova shall direct the Omnova Pension Plan Trustee to accept assets of the GenCorp Hourly Pension Plan equal to the Segregated Hourly Pension Assets, as adjusted for contributions, benefit payments, expenses and investment experience through the date of such transfer. Such transfer shall be in cash, securities or other property or a combination thereof, as mutually determined by GenCorp and Omnova and acceptable to both the GenCorp Pension Plan Trustee and the Omnova Pension Plan Trustee. After such transfer, each Omnova Hourly Employee for whom such transfer was made shall be credited with benefits under the Omnova Hourly Pension Plan


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attributable to service prior to the Closing Time at least equal to his or her accrued benefit under the GenCorp Hourly Pension Plan, and the GenCorp Hourly Pension Plan shall have no further obligations with respect to such accrued benefit. GenCorp and Omnova shall prepare a list, certified by a duly authorized officer of each, of all Omnova Hourly Employees with respect to which a transfer pursuant to this Subsection has been made.

             (d) GenCorp shall have no obligation to direct the transfer described in subsection (c) of this Section unless and until GenCorp receives either a favorable determination letter issued by the IRS as to the qualified status of the Omnova Hourly Pension Plan under Section 401 (a) of the code or an opinion of counsel to Omnova that the Omnova Hourly Pension Plan meets the requirements of Section 401(a) of the Code as to form. The Omnova Pension Plan Trustee shall have no obligation to accept any transfer from the GenCorp Hourly Pension Plan unless and until Omnova and the Omnova Pension Plan Trustee receives either a favorable determination letter issued by the IRS as to the qualified status of the GenCorp Hourly Pension Plan under Section 401(a) of the Code or an opinion of counsel to GenCorp that the GenCorp Hourly Pension Plan meets the requirements of Section 401(a) of the Code as to form. GenCorp and Omnova will cooperate as necessary to facilitate obtaining such favorable determination letters.

             (e) The Omnova Hourly Pension Plan shall be a continuation of the GenCorp Hourly Pension Plan as to the Omnova Employees for whom the transfer described in subsection (c) of this Section was made and the transfer of assets and liabilities from the GenCorp Hourly Pension Plan to the Omnova Pension Plan Trustee pursuant to this Agreement shall not be deemed a termination or partial termination of the GenCorp Hourly Pension Plan.


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             (f) The GenCorp Hourly Pension Plan shall provide that an
individual who is an employee of Omnova on the Distribution Date shall not be eligible to commence receiving benefits from the GenCorp Hourly Pension Plan until he terminates employment with Omnova after the Distribution Date. Until the completion of the transfer of assets and liabilities from the GenCorp Hourly Pension Plan to the Omnova Hourly Pension Plan and the Omnova Pension Plan Trustee described in subsection (c) of this Section, benefits under the Omnova Hourly Pension Plan payable to an Omnova Hourly Employee thereunder shall be computed on the basis of his or her total service with GenCorp and Omnova, but shall be reduced by any benefits accrued by such Omnova Hourly Employee under the GenCorp Hourly Pension Plan.

         2.5 OMNOVA WELFARE BENEFIT PLANS. (a) OMNOVA MEDICAL PLAN. As of the Closing Time, Omnova Employees (and their eligible dependent(s)) shall be covered by the Omnova Medical Plan, which shall be substantially identical to the medical plan coverage provided to Omnova Employees immediately prior to the Closing Time. The Omnova Medical Plan made available to Omnova Employees and their dependent(s) as of the Closing Time shall waive any applicable waiting periods for coverage of Omnova Employees and their dependent(s) which did not exist with respect to such Omnova Employee or dependent(s) immediately prior to the Closing Time. The Omnova Medical Plan shall not contain any exclusion or limitation with respect to any pre-existing condition of any Omnova Employee or dependent(s) which did not apply with respect to such Omnova Employee or dependent immediately prior to the Closing Time. For purposes of the two preceding sentences, service with GenCorp and Omnova prior to the Closing Time shall be taken into account for purposes of meeting any such waiting period or pre-existing condition, exclusion or limitation.


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             (b) OMNOVA EMPLOYEE MEDICAL CLAIMS. As of the Closing Time, the
Omnova Medical Plan shall have sole responsibility for all obligations, financial and otherwise, with respect to medical claims for expenses incurred by Omnova Employees and their dependent(s) from and after the Closing Time. Medical claims for expenses incurred by Omnova Employees and their dependent(s) prior to the Closing Time which remain unpaid as of the Closing Time shall be the responsibility of the GenCorp Medical Plan and will be processed and paid by GenCorp's third party administrator.

             (c) CLAIM APPEALS. As of the Closing Time, Omnova shall have sole responsibility for the determination of claim appeals filed by Omnova Employees under the Omnova Medical Plan. Claim appeals filed by employees of Omnova under the GenCorp Medical Plan will be determined by GenCorp under the GenCorp Medical Plan.

             (d) FLEXIBLE BENEFIT PLANS. (i) Omnova shall implement, as of the Closing Time, a flexible spending account plan, a dependent care reimbursement plan, a health care reimbursement plan and a pre-tax premium plan (collectively referred to as the "Omnova Flexible Benefit Plan") with provisions substantially similar to similar plans provided to Omnova Employees by GenCorp prior to the Closing Time; and (ii) Plan Year 1999 deferrals and reimbursements by or to Omnova Employees under the GenCorp Flexible Benefit Plan, shall be carried over and applied to their accounts under the Omnova Flexible Benefit Plan.

         2.6 POSTRETIREMENT BENEFITS. GenCorp currently provides certain health care and life insurance benefits to most retired employees in the United States with varied coverage by employee groups. The health care plans generally provide for cost sharing in the form of retiree contributions, deductibles and coinsurance between the company and its retirees. The unfunded benefit obligation reported in GenCorp's financial statements for such postretirement benefits


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will be allocated between GenCorp and Omnova as follows: (1) $303 million for active employees remaining GenCorp employees and former employees who do not become employees of Omnova will be retained by GenCorp; and (2) $46 million for active employees transferred to Omnova and former employees who terminated employment from active business locations of Omnova will be assumed by Omnova.

         2.7 GENCORP 1993 AND 1997 STOCK OPTION PLANS. (a) Prior to the Distribution Date, exercisable options under the GenCorp 1993 and 1997 Stock Option Plans for (1) active employees, (2) retirees, and (3) other former employees whose options remain exercisable, will be split into options to acquire GenCorp common stock and Omnova common stock. Except with respect to options held by the chief executive officers of GenCorp and Omnova, the number of exercisable options in each company will each equal the number of exercisable options under the GenCorp Stock Option Plans. With respect to exercisable options held by the chief executive officers, (1) Mr. Wolfe's options will be converted into 66 2/3% GenCorp options and 33 1/3% Omnova options, and (2) Mr. Yasinsky's options will be converted into 66 2/3% Omnova options and 33 1/3% GenCorp options. The exercise price of each resulting option will bear the same ratio to the market price, as of the Distribution Date, of the respective company's stock, as the exercise price of the original GenCorp option bore to the market price of GenCorp shares immediately before the Distribution Date.

             GenCorp and Omnova agree that each will issue the appropriate shares of their common stock to non-employees who exercise the options described in this subsection (a).

             (b) Unexercisable options under the GenCorp 1997 Stock Option Plan for GenCorp employees will be replaced with a number of unexercisable GenCorp options under that plan which will, based upon (1) the market price of GenCorp shares immediately after the


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Distribution Date and (2) the exercise prices for those options, have an aggregate intrinsic value equal to that of the unexercisable GenCorp options immediately before the Distribution Date.

             (c) Unexercisable options under the GenCorp 1997 Stock Option Plan for Omnova employees will be replaced with a number of unexercisable Omnova options which will, based upon (1) the market price of Omnova shares immediately after the Distribution Date and (2) the exercise price for such options, have an aggregate intrinsic value equal to that of the unexercisable GenCorp options immediately before the Distribution.

             (d) In converting the stock option plans for the Distribution, the exercisable and unexercisable aggregate intrinsic value of the options immediately after the conversion will be equal to the aggregate intrinsic value immediately before the conversion. The ratio of the exercise price per option to the market value per share will not be reduced and the vesting provisions and option period of the Omnova and GenCorp options will be the same as for the original GenCorp options. Accordingly, no compensation expense will be recognized by Omnova or GenCorp.

         2.8 UNFUNDED DEFERRED COMPENSATION.

             (a) Subject to legal requirements for employee acquiescence, GenCorp's legal obligation to pay Unfunded Deferred Compensation for: (1) all active employees transferred to Omnova, (2) all retired employees who terminated employment from active business locations of Omnova, and (3) all GenCorp directors resigning to become members of the Omnova Board will be assumed by Omnova.

             (b) The legal obligation to pay Unfunded Deferred Compensation for:
(1) all active employees remaining GenCorp employees, (2) all GenCorp directors remaining on the


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GenCorp Board, (3) all other retired employees, and (4) all retired directors, will be retained by GenCorp.

             (c) Former employees and directors of GenCorp or Omnova will be able to elect a lump-sum payment of their Unfunded Deferred Compensation, subject to (1) a 10% reduction in order to avoid adverse tax consequences, and
(2) all applicable tax withholding. Active employees and directors may receive lump-sum payments of their Unfunded Deferred Compensation upon termination of employment or board service with GenCorp or Omnova based upon appropriate advance elections or discretionary approval by the company's benefit management committee.

             (d) GenCorp hereby indemnifies Omnova for the obligations to pay Unfunded Deferred Compensation assumed by Omnova pursuant to subsection (a), and will pay only those amounts of such Unfunded Deferred Compensation that Omnova proves it is unable to pay.

             (e) Omnova hereby indemnifies GenCorp for the obligation to pay Unfunded Deferred Compensation retained by GenCorp pursuant to subsection (b), and will pay only those amounts of Unfunded Deferred Compensation that GenCorp proves it is unable to pay.

         2.9 ANNUAL BONUSES. Bonus amounts under GenCorp's Executive Incentive Compensation Plan for the period ending November 30, 1999 will be determined based upon (1) actual performance up to the Distribution Date, and (2) budgeted performance, for the remainder of the period, according to GenCorp's annual operating plan. Subject to all legal requirements for employee acquiescence, bonus obligations will be assumed by Omnova for all Omnova employees, and paid in cash on January 3, 2000. Bonus obligations will be paid in cash on January 3, 2000 by GenCorp for all GenCorp employees and for terminated GenCorp employees who are not employed by Omnova.


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         2.10 LONG TERM INCENTIVE COMPENSATION. Performance awards under
GenCorp's Long-Term Incentive Program for the three-year performance period ending November 30, 1999 will be determined based upon (1) actual performance up to the Distribution Date, and (2) budgeted performance, for the remainder of the period, according to GenCorp's annual operating plan. Pro rata performance awards will be paid under the GenCorp plan for the performance periods ending November 30, 2000 and November 30, 2001. Pro rata performance awards for each partial performance period will be determined based upon (1) actual performance up to the Distribution Date, and (2) budgeted performance, for the remainder of the fiscal year ending November 30, 1999, according to GenCorp's annual operating plan. Subject to legal requirements for employee acquiescence, performance award obligations for the three-year performance period ending November 30, 1999 will be assumed by Omnova for all Omnova employees and paid in cash on January 3, 2000. Performance award obligations for the three-year performance period ending November 30, 1999 will be paid in cash on January 3, 2000 by GenCorp for all GenCorp employees and for terminated GenCorp employees who are not employed by Omnova. All pro rata performance awards will be paid in cash to all eligible employees of GenCorp and Omnova by GenCorp on the day preceding the Distribution Date.

         2.11 DIRECTOR COMPENSATION. Subject to legal requirements for director acquiescence, benefit obligations under the Retirement Plan for Nonemployee Directors of GenCorp Inc. and the Deferred Compensation Plan for Nonemployee Directors of GenCorp Inc. (hereafter the "GenCorp Director Plans") for GenCorp directors resigning to become members of the Omnova Board will be assumed by Omnova. Benefit obligations under the GenCorp Director Plans for GenCorp directors remaining on the GenCorp Board and retired directors will be retained by GenCorp.


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


         2.12 ENHANCED RETIREMENT AND SEPARATION PAY PLANS. GenCorp adopted a Voluntary Enhanced Retirement Program (VERP) and Enhanced Involuntary Separation Pay Plan (EISP) which are associated with and contingent upon the Distribution. Pension and Separation Pay obligations under the VERP and EISP for GenCorp Employees who become Omnova employees in connection with the Spin-Off will be assumed and paid by Omnova. Pension and Separation Pay obligations under the VERP and EISP for GenCorp employees who do not become employed by Omnova in connection with the Spin-Off will be retained and paid by GenCorp. The total number and identity of participants and the timing of their departure are not yet known.

         2.13 TRANSITION ADMINISTRATIVE SERVICES. For a transition period extending up to October 31, 2001, the Joint Savings Plan and other benefit programs currently applicable to GenCorp active employees and retirees will be administered under a Services and Support Agreement between GenCorp and Omnova. The purpose of the transition services arrangement will be to allow for an orderly transition of administrative responsibility for ongoing GenCorp benefit programs to administrative staffs of GenCorp, and for the implementation and administration of new employee benefit plans for Omnova. In accordance with the Services and Support Agreement, (i) GenCorp will reimburse Omnova specified allocated costs plus all direct expenses incurred by Omnova on behalf of GenCorp, and (ii) Omnova will reimburse GenCorp specified allocated costs plus all direct expenses incurred by GenCorp on behalf of Omnova.

         2.14 LIABILITIES TO OMNOVA EMPLOYEES ARISING PRIOR TO DISTRIBUTION DATE. GenCorp shall retain sole responsibility for (a) payments of any and all wages, vacation pay, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, fringe benefits or other perquisites of employment, or similar benefits, payroll taxes and other payroll related expenses, (b) workers' compensation claims or related litigation claims, (c) claims filed with the


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


equal Employment Opportunity Commission or related litigation claims and (d) other similar employment-related claims, in any such case arising out of or relating to (i) the employment of the Omnova Employees by GenCorp prior to the Closing Time or (ii) the employment of former employees whose employment with Omnova or GenCorp or the Controlled Group of either terminated on or before the Closing Time.

         2.15 AT WILL EMPLOYMENT. Nothing in this Agreement shall limit the at will nature of the employment of any of the Omnova Employees who do not have any other contractual rights with respect to employment by Omnova or the right of GenCorp or Omnova to alter or terminate any employee benefit plan.

         2.16 SEPARATION PAY. GenCorp and Omnova agree that with respect to individuals who, in connection with the Distribution, cease to be employees of GenCorp and become employees of Omnova at any time prior to the day after the Distribution, such cessation shall not be deemed a severance of employment from GenCorp for purposes of the GenCorp Involuntary Separation Pay Plan. GenCorp shall retain and be solely responsible for, and shall indemnify Omnova against, all liabilities and obligations whatsoever in connection with claims made by or on behalf of former employees of GenCorp in respect of separation pay and similar obligations relating to the termination or alleged termination of any such person's employment from GenCorp on or before the Distribution Date.

         2.17 INTERNAL REVENUE SERVICE FORMS. GenCorp and Omnova agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941, respectively: (a) GenCorp and Omnova shall report on a "predecessor-successor" basis as set forth therein; (b) GenCorp shall be relieved from furnishing Forms W-2 to GenCorp's


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


employees whose employment is transferred to Omnova in connection with the Spin-Off and to whom GenCorp would have been obligated to furnish such Forms; and (c) Omnova shall assume GenCorp's obligation to furnish such Forms to all such employees for the full 1997 calendar year. Upon Omnova's request, GenCorp will promptly provide Omnova with the information relating to periods ending on the Closing Time necessary for Omnova to prepare and distribute Forms W-2 to such employees for the year ending December 31, 1997, which Forms W-2 will include all remuneration earned by such employees from both GenCorp and Omnova during the year ending December 31, 1997.

                                  ARTICLE III

                       ACCESS AND SHARING OF INFORMATION

         3.1 SHARING OF INFORMATION. GenCorp agrees to provide Omnova, as soon as practicable after the Distribution Date (with the cooperation of Omnova to the extent that relevant information is in the possession of Omnova), with a list of the Omnova Employees who were, to the best knowledge of GenCorp, participants in or otherwise entitled to benefits under GenCorp's employee benefit plans prior to the Distribution Date, together with a listing of each such Omnova Employee's term of service for eligibility, vesting and benefit accrual purposes under such Plans and a listing of each such Omnova Employee's accrued benefit under the GenCorp Salaried or Hourly Pension Plan. GenCorp shall, as soon as practicable after the Distribution Date, provide Omnova with such additional information (in the possession of GenCorp and not already in the possession of Omnova) as may be reasonably requested by Omnova and necessary in order for Omnova to establish and administer effectively the Omnova employee benefit plans.


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


         3.2 ACCESS TO INFORMATION. (a) From and after the Closing Time each party hereto shall afford the other party and its accountants, counsel and other designated representative reasonable access (including using reasonable efforts to give duplicating rights during normal business hours) to all records, books, contracts, instruments, computer data and other data and information in such party's possession relating to the business and affairs of such other party (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other party including, without limitation, for audit, accounting and litigation purposes and administration of employee benefit plans, as well as for purposes of fulfilling disclosure and reporting obligations.

             (b) For a period of up to 24 months from and after the Distribution Date, (or longer as required in connection with the Joint Savings Plan) each party shall make available to the other during normal business hours and in a manner which will not unreasonably interfere with such party's business, its financial, tax, accounting, legal, employee benefits and such other staff and services to the extent that the same may be reasonably required in connection with the preparation of tax returns, audits, claims, administration of employee benefit plans and otherwise to assist in effecting an orderly transition following the Distribution.






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


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 COMPLETE AGREEMENT. This Agreement, together with the Distribution Agreement, and the exhibits thereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         4.2 GOVERNING LAW. This Agreement and (unless otherwise provided) all amendments hereof shall be governed by the internal laws of the State of Ohio, without regard to the conflicts of law principles thereof.

         4.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, mailed by registered or certified mail (return receipt requested) or sent by telecopy or by a recognized overnight courier service, addressed as follows:

         To Omnova at:     Omnova Solutions Inc.
                           175 Ghent Road
                           Fairlawn, Ohio 44333-3300
                           Attention:  General Counsel
                           Fax Number: 330-869-4272

         To GenCorp at:    GenCorp Inc.
                           P.O. Box 13222
                           Attention:  General Counsel
                           Fax Number: 916-351-8665

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section.

         4.4 AMENDMENT. This Agreement may be amended, modified or supplemented only by a written agreement signed by all the parties hereto.


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


         4.5 WAIVER. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

         4.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument and all of which together shall constitute one and the same instrument.

         4.7 INTERPRETATION. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

         4.8 TERMINATION. Notwithstanding any provision hereof, this Agreement may be terminated at any time prior to the Distribution. Any termination of the Distribution Agreement shall result in the termination of this Agreement. In the event of such termination, no party hereto shall have any liability to any person by reason of this Agreement.

         4.9 NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, express or implied, shall confer on any person other than the parties any rights or remedies under or by virtue of this Agreement.






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


         4.10 DISPUTE RESOLUTION. Any dispute between the parties concerning the performance of this Agreement which cannot be resolved by good faith negotiation of the parties shall be determined in accordance with the provisions of the Alternative Dispute Resolution Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                  GENCORP INC.


                                  By:
                                         ---------------------------------------

                                  Name:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------



                                  OMNOVA SOLUTIONS INC.


                                  By:
                                         ---------------------------------------

                                  Name:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------






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